EXHIBIT 5

[LETTERHEAD OF PILLSBURY WINTHROP SHAW PITTMAN LLP]

June 6, 2008

Saul Centers, Inc.

7501 Wisconsin Avenue

Bethesda, MD 20814

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Saul Centers, Inc., a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) that is being filed by the Company under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers for resale, on behalf of certain shareholders of the Company (the “Selling Shareholders”), 2,000,000 shares of the Company’s common stock, par value $ 0.01 per share (such class of securities referred to as the “Common Stock”), currently held by the Selling Shareholders (the “Shares”).

For the purposes of this opinion, we have examined copies of the following documents:

1.	The Registration Statement;

2.	The Articles of Incorporation of the Company (the “Articles of Incorporation”), as amended, restated or supplemented, as of the date hereof;

3.	The Bylaws of the Company (the “Bylaws”), as amended, restated or supplemented, as of the date hereof;

4.	The Resolutions of the Board of Directors of the Company dated as of June 6, 2008 (the “Resolutions”);

5.	A certificate of an officer of the Company dated as of the date hereof; and

6.	Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of the Shares pursuant to the Registration Statement, (i) the Resolutions authorizing the offering and sale of the Shares will not have been amended, modified or rescinded, (ii) the Registration Statement will have been declared effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, and (iii) there will not have occurred any change in law materially adversely affecting the validity of the Shares. We have also assumed that the offering, sale and delivery of the Shares will not at the time of such offering and sale violate or conflict with (1) the Articles of Incorporation, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order then applicable to the Company.

Based upon the foregoing, we are of the opinion that the Shares to be offered by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable.

This opinion is limited to the federal laws of the United States of America and the laws of the State of Maryland, in each case without reference to choice-of-law provisions thereof, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to compliance with any securities laws of the State of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption “Legal Matters.” The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP
PILLSBURY WINTHROP SHAW PITTMAN LLP